                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in Post-Effective Amendment No. 35 to the Registration Statement of the Target 2005 Fund, Target 2010 Fund, Target
2015 Fund, Target 2020 Fund and Target 2025 Fund (all of the funds comprising the American Century Target Maturities Trust) on Form N-1A of our reports dated
November 8, 2000 on our audits of the financial statements and financial highlights of the Target 2005 Fund, Target 2010 Fund, Target 2015 Fund, Target
2020 Fund and Target 2025 Fund, which reports are included in the Annual Report to Shareholders for the year ended September 30, 2000, which are incorporated by reference in Post-Effective Amendment No. 35 to the Registration Statement. We
also consent to the reference in the Statement of Additional Information to our
Firm under the caption "Independent Accountants."

/*/PricewaterhouseCoopers, LLP
PricewaterhouseCoopers, LLP

Kansas City, Missouri
April 16, 2001